UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2008
PYRAMID BREWERIES INC.
(Exact name of registrant as specified in its charter)
Washington
(State or other jurisdiction of incorporation)

000-27116	93-1258355

(Commission File Number)	IRS Employer Identification No.
91 South Royal Brougham Way
Seattle, WA 98134
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (206) 682-8322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01	Entry into a Material Definitive Agreement
     On April 28, 2008, Pyramid Breweries Inc. (“Pyramid”) entered into a non-binding Letter of Intent (the “Letter of Intent”) with Magic Hat Brewing Company & Performing Arts Center, Inc. (“Magic Hat”). The Letter of Intent contemplates a transaction in which Magic Hat will acquire Pyramid through an agreed all-cash tender offer and subsequent merger, at $2.75 per outstanding Pyramid share of common stock on a fully-diluted basis, net to each shareholder in cash.
     The proposed transaction is subject to the negotiation and execution of a definitive merger agreement, which will provide for a first-step tender offer (the “Offer”) by an acquisition entity wholly owned by Magic Hat. Consummation of the Offer will be conditioned upon the acquisition of at least 66 2/3% of the outstanding common shares of Pyramid. Following completion of the Offer, Magic Hat’s acquisition entity will be merged with and into Pyramid (the “Merger”). In the Merger, each outstanding share of Pyramid stock not tendered in the Offer (other than shares owned by shareholders who properly demand appraisal rights under Washington law) will be cancelled and converted into the right to receive $2.75.
     The proposed transaction is also subject to the satisfactory completion of a due diligence review by Magic Hat of the business, financial and legal affairs of Pyramid, and receipt of necessary consents and approvals of regulatory agencies and third parties.
     The Letter of Intent provides for the payment of a break-up fee to Magic Hat in specified circumstances, as well as reimbursement of expenses in specified circumstances, in each case involving the failure to consummate the proposed transaction.
     Pursuant to the terms of the Letter of Intent, certain of Pyramid’s shareholders have entered into a Tender and Support Agreement (“Tender Agreement”), under which such shareholders agree to tender the shares owned by them in the Magic Hat tender offer, and grant Magic Hat an irrevocable proxy with respect to such shares. Shares subject to the Tender Agreement in excess of 19.9% of total Pyramid shares outstanding may be released from the provisions of the Tender Agreement in specified circumstances in connection with the receipt of unsolicited superior offers as defined in the Tender Agreement.
     The above summary of the Letter of Intent is qualified in its entirety by reference to the full text of the Letter of Intent attached hereto as Exhibit 10.1 and incorporated herein by reference.
     On April 28, 2008, Pyramid issued a press release announcing the execution of the Letter of Intent. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits
          10.1 Letter of Intent, dated as of April 28, 2008 between Pyramid Breweries Inc. and Magic Hat Brewing Company & Performing Arts Center, Inc.
          99.1 Press Release issued by Pyramid Breweries Inc., dated April 28, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: April 28, 2008

PYRAMID BREWERIES INC.
By:	/s/ Scott Barnum
Scott Barnum
President and Chief Executive Officer

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